Exhibit 99.1

Inogen Names Michael Bourque As New Chief Financial Officer

Goleta, CA – January 24, 2024 – Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the appointment of Michael Bourque as Chief Financial Officer, effective March 4, 2024. Mr. Bourque has served as Treasurer and Chief Financial Officer of Chase Corporation (formally NYSE:CCF) now owned by KKR & Co. Inc. He succeeds Interim Chief Financial Officer Mike Sergesketter, who will remain in an advisory role during the transition.

Mr. Bourque has served as Chief Financial Officer and Treasurer of Chase Corporation since 2021. He also served as Chief Financial Officer of Keystone Dental, Senior Vice President, Chief Financial Officer and Treasurer of Analogic Corporation from 2014 to 2018 and as Vice President of Finance for Axcelis Technologies from 2011 to 2014. Bourque received a bachelor’s degree in accounting from Bentley University.

Kevin Smith, President and Chief Executive Officer of Inogen said, “I am incredibly excited to announce Michael as the new Chief Financial Officer of Inogen. His experience building best-inclass finance teams at Chase, Keystone and Analogic display what makes him uniquely qualified to help Inogen continue to deliver superior respiratory solutions to patients around the world.” Mr. Smith continued, “I would also like to thank Mike Sergesketter for once again stepping into the role of CFO during our search. His experience and stewardship helped ensure a smooth transition during the beginning of my tenure and the previous six months. He’s been a tremendous contributor and I wish him the best in his retirement.”

“I am excited to be joining Inogen at such a pivotal point in the Company’s story,” said Michael Bourque. “It is an incredible opportunity to deliver value to our patients and shareholders.”

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visit www.inogen.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the announced changes to management; statements concerning or implying Inogen’s future financial performance; the ability of management personnel to contribute to the execution of Inogen’s strategic plans and goals. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to its announced management and organizational changes, and risks arising from the possibility that

Inogen will not realize anticipated future financial performance or strategic goals. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; risks associated with international operations; and the possibility that Inogen will not realize anticipated revenue from recent or future technology acquisitions or that expenses and costs related thereto will exceed Inogen’s expectations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2022, its Quarterly Report on Form 10-Q for the calendar quarter ended September 30, 2023 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor Contact

ir@inogen.net